UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2009

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway Santa Clara, California 95051
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 731-5000

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 29, 2009, Affymetrix, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation”) in connection with certain State and Federal shareholder derivative actions respectively captioned Horwich v. Fodor and In re Affymetrix Derivative Litigation (collectively, the “Derivative Actions”). As previously disclosed, the Derivative Actions each allege or alleged claims purportedly on behalf of the Company against the Company as nominal defendant and against certain of the Company’s current and former officers and directors (the “Individual Defendants”) in connection with the Company’s historical stock option granting practices.

On May 6, 2009, the United States District Court for the Northern District of California issued an order (the “Preliminary Order”) granting preliminary approval of a settlement resolving the claims asserted by the plaintiffs against the Individual Defendants. The Preliminary Order requires that the Company file the Stipulation with the Securities and Exchange Commission in a Current Report on Form 8-K within ten (10) business days of the Preliminary Order. The Stipulation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Date:	May 19, 2009	By:	/s/ John F. Runkel, Jr.
			Name:	John F. Runkel, Jr.
			Title:	Executive Vice President, General Counsel and Secretary